UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CLSD	The Nasdaq Stock Market LLC(1)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)

On November 24, 2025, Clearside Biomedical, Inc. received a notice from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq had determined to delist the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), from Nasdaq. Trading in the Common Stock on Nasdaq was suspended effective December 1, 2025. The Common Stock began trading on the OTC Pink Limited Market on December 1, 2025 under the symbol “CLSDQ.”

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2025, Clearside Biomedical, Inc. (the “Company”) filed a Form 25 (Notification of Removal of Listing) (the “Company Form 25”) with the U.S. Securities and Exchange Commission (the “SEC”) to complete the previously disclosed process to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) and terminate registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in advance of Nasdaq’s anticipated filing of a Form 25-NSE with the SEC.

As previously disclosed, on November 24, 2025, the Company received written notice from the staff of Nasdaq notifying the Company that, as a result of the Company’s filing of a voluntary petition (Case No. 25-12109) for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, the staff of Nasdaq had determined that the Common Stock would be delisted from Nasdaq and Nasdaq would file a Form 25-NSE with the SEC to remove the Common Stock from listing on Nasdaq and terminate the registration of the Common Stock under Section 12(b) of the Exchange Act. The Common Stock was suspended from trading on Nasdaq as of December 1, 2025, and the Common Stock began trading on the OTC Pink Limited Market on December 1, 2025. As of December 8, 2025, Nasdaq had not filed a Form 25-NSE with the SEC. Accordingly, the Company filed the Company Form 25 to complete the process of delisting the Common Stock from Nasdaq when the Company Form 25 becomes effective no earlier than December 18, 2025. The Company Form 25 will also serve to deregister the Common Stock under Section 12(b) the Exchange Act, effective 90 days thereafter, which will reduce certain SEC reporting obligations of the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains certain forward-looking statements. These forward-looking statements are subject to considerable risks and uncertainties, and these forward-looking statements may be identified by words such as “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include statements with respect to the Company’s plans with respect to the delisting and deregistration of its Common Stock and the timing thereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include risks and uncertainties regarding risks involved with the timing and outcome of the bankruptcy filing; the length of time that the Company will operate under Chapter 11 of the Bankruptcy Code and the continued availability of operating capital during such pendency; the impact of the bankruptcy filing and expected filings of Form 25 and Form 15 on the trading price and volatility of the Company’s common stock; the timing or amount of any distributions, if any, to the Company’s stakeholders; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2025 and the Company’s other periodic reports filed with the SEC. Any forward-looking statements speak only as of the date of this Current Report and are based on information available to the Company’s as of the date of this Current Report, and the Company’s assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer